Exhibit 99.1

NEWS  RELEASE FOR SEPTEMBER 8, 2003 AT 2:30 AM EDT AND 7:30 AM GMT (LONDON TIME)
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Contact:     Allen  &  Caron Inc         or      Clean Diesel Technologies, Inc.
             Jay F. McKeage (investors)          James M. Valentine, President
             (212)  691-8087                     David  W.  Whitwell,  CFO
             jay@allencaron.com                  (203)  327-7050
             ------------------
             Len  Hall  (media)
             (949)  474-4300
             len@allencaron.com
             ------------------

       CLEAN DIESEL TECHNOLOGIES SIGNS COMMITMENT LETTERS TO RAISE $3.8 M

        FUNDS WILL SUPPORT EPA AND CARB VERIFICATION OF JOINT TECHNOLOGY
                          FOR DIESEL EMISSIONS CONTROL

STAMFORD, CT (September 8, 2003) Clean Diesel Technologies, Inc. (CDT) (EBB:CDTI & AIM:CDT/CDTS) announced today that it has signed commitment letters with a strategic partner and several current UK based CDT shareholders for the issue of $3.8 Million of CDT's common stock at a price of $1.63 per share. CDT expects to complete the private placement on September 26, 2003.

     The new CDT common shares will be issued in reliance on the exemption from registration under Regulation S under the US Securities Act for offshore private placements. Because the new shares are subject to transfer restrictions for a period of time, they may not be resold to persons in the US or US persons, but
may  otherwise be traded in the UK without other restrictions.       Application
for the shares to trade on the Alternative Investment Market (AIM) of the London stock exchange will be made and the shares are expected to trade on AIM under the ticker symbol CDTI.

     The proceeds of the fund raising will be used to complete verification with EPA and the California Air Resources Board (CARB) of a catalyzed wire mesh filter (CWMF) and the Company's patented Platinum Plus(R) fuel borne catalyst
(FBC), as well as general operating purposes. Previous tests at Southwest Research Institute (SwRI) of the FBC/CWMF system generated over 65 percent particulate reduction and in excess of 75 percent reduction of hydrocarbons (HC) and carbon monoxide (CO) while minimizing the formation of unwanted nitrogen dioxides (NO2). The Company is in the process of obtaining the required 1,000 hours of in-field use for final verification testing expected to take place in fourth quarter 2003.

     James Valentine, CDT President & COO, commented, "These funds will allow us to complete the required field trials and third party testing required by EPA and CARB for verification, as well as to expand our sales and technical support functions with key corporate customers. Once verified, the combination of FBC/CWMF will provide a strong Level 2 control technology under CARB's diesel retrofit protocol."


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CLEAN  DIESEL  TECHNOLOGIES  SIGNS  COMMITMENT  LETTERS  TO  RAISE  $3.8  M
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     CDT  recently  completed  testing to support verification with both the EPA and CARB of its Platinum Plus Purifier System, consisting of CDT's Platinum Plus FBC and a lightly-catalyzed diesel oxidation catalyst (DOC). Tests at SwRI of the FBC/DOC system resulted in over 45 percent reduction in particulate emissions which meets a solid Level 1 control with CARB's retrofit program. The FBC/DOC system is now listed on the EPA's verified technologies website, with final reduction percentages expected to be posted in the next 30 to 60 days after the EPA reviews all of the data.

     Both the FBC/DOC and FBC/CWMF systems will be targeted at school bus fleets, delivery vehicles and refuse trucks. They will provide lower cost solutions to end users without the problems of excessive NO2 generation from traditional heavily catalyzed systems.


About  Clean  Diesel  Technologies,  Inc.
-----------------------------------------

     Clean Diesel Technologies, Inc. is a specialty chemical company with patented products that reduce emissions from diesel engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel catalysts and the ARIS(R) 2000 urea injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc.

     For more information contact Clean Diesel Technologies directly, or visit their web site at www.cdti.com.
                      ------------

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
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